Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

  ACCOUNTANTS AND ADVISORS

  ------------------------

August 11, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC  20549

Re:   eCrypt Technologies, Inc.

Dear Sirs:

We were previously the principal auditors for eCrypt Technologies, Inc. and we reported on the financial statements of eCrypt Technologies, Inc. for the period from inception, April 19, 2007 to March 31, 2009.  We have read eCrypt Technologies, Inc.'s statements under Item 4 of its Form 8-K/A, dated August 10, 2009, and we agree with such statements.

For the most recent fiscal period through to August 10, 2009, there have been no disagreements between eCrypt Technologies, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

            6490 West Desert Inn Road, Las Vegas, NV 89146

                  (702) 253-7499 Fax (702) 253-7501

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